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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 21, 1997, relating to the statement of changes in net assets for the year ended December 31,1996 and the financial highlights for each of the four years ended December 31, 1996 appearing in the December 31, 1997 Annual Report of The Govett Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
April 14, 1998


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      Price Waterhouse LLP     160 Federal Street      Telephone 617 439 4390
                               Boston, MA 02110


Price Waterhouse


                       Report of Independent Accountants



To the Board of Directors and Shareholders of The Govett Funds, Inc.

In our opinion, the statement of changes in net assets for the year ended December 31, 1996 and the financial highlights for each of the four years ended December 31, 1996 (appearing on pages 32 through 37 of The Govett Funds, Inc. (the "Company") 1997 Annual Report which have been incorporated by reference in the update to the Company's registration statement on Form N-1A) present fairly, in all material respects, the changes in their net assets and the financial highlights of Govett International Equity Fund, Govett Emerging Markets Fund, Govett Smaller Companies Fund, Govett Pacific Strategy Fund, Govett Latin America Fund, and Govett Global Income Fund (constituting The Govett Funds, Inc., hereafter referred to as the "Funds") for each of the periods referred to above, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1996 by correspondence with the custodians and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of the Funds for any period subsequent to December 31, 1996.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
February 21, 1997

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